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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): April 16, 2007
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State of Other Jurisdiction of Incorporation)


        0-26059                                           68-0121636
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(Commission File Number)                       (IRS Employer Identification No.)


4125 South 6000 West, West Valley City, Utah                84128
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  (Address of Principal Executive Offices)                (Zip Code)


                                  801-963-5112
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01         Entry into a Material Definitive Agreement
Item 3.02         Unregistered Sales of Equity Securities
Item 8.01         Other Events

         CirTran Corporation (the "Company"), an international full-service contract manufacturer of IT, consumer products, and consumer electronics products, has formed a new wholly owned marketing-driven subsidiary, CirTran Online Corporation ("COC"), to sell the Company's products via eBay(R) sellers, to offer training and other services to those sellers, and to telemarket directly to previous buyers of its products.

         The Company also signed a three-year Assignment and Exclusive Services Agreement (the "GMA Agreement") for COC with Global Marketing Alliance, LLC ("GMA"), founded by Mr. Sov Ouk, and its affiliate companies, Online Profit Academy, LLC, and Online 2 Income, LLC. Based in the Salt Lake area, the companies offer a wide range of services to eBay sellers. In connection with the GMA Agreement, the Company also signed a three-year Employment Agreement (the "Employment Agreement") with Mr. Ouk to serve a Senior Vice President of the new subsidiary.

         The GMA Agreement

         The GMA Agreement was signed and entered into by and among the Company and COC, on the one hand, and Global Marketing Alliance, LLC, a Utah limited liability company; Online Profit Academy, LLC, a Utah limited liability company ("OP"); eProfits Marketing, LLC, a Utah limited liability company ("EP"); and Online 2 Income, LLC, a Utah limited liability company ("OL," and collectively referred together with GM, OP, and EP, as "GMA") and Sovatphone Ouk ("Ouk" or collectively with GMA, "GMA-Ouk"), on the other hand. The Agreement was signed on April 16, 2007, to be effective as of January 1, 2007.

         In connection with the GMA Agreement, the Company desired to outsource to GMA the online marketing and sales of all of the COC Products listed in the GMA Agreement (referred to as the "Outsourced Operations"), and GMA agreed to perform the Outsourced Operations. At the time of the execution of the GMA Agreement, COC tendered a one time non-recoupable payment to GMA in the amount of Five Thousand Dollars ($5,000) in full consideration of the following:

         (a) a revocable, worldwide license to use the name "Global Marketing" whereby both COC and GMA will have rights to use the name "Global Marketing" during the term of the GMA Agreement. COC's license to use "Global Marketing" shall automatically terminate upon termination or breach of this Agreement;

         (b) GMA's commitment obtained herein to perform the Outsourced Operations and all reasonable expansions of the Outsourced Operations with respect to future COC Products; and

         (c) GMA assigning its Current GMA Contracts, as listed in the GMA Agreement, to COC as of the Effective Date.

         Under the GMA Agreement, the term "GMA Net Sales" means all revenue generated from the Current GMA Contracts and any New GMA Contracts that are assumed or accepted by COC pursuant to the GMA Agreement, less returns and charge backs, and "COC Net Sales" means all revenue generated to COC from the online sale of COC Products, less returns and charge backs. Under the GMA Agreement, COC agreed (i) to remit 95% of GMA Net Sales to GMA and retain the remaining 5% of GMA Net Sales, and (ii) to retain 95% of COC Net Sales, and remit the remaining 5% of COC Net Sales to GMA at reasonable intervals mutually agreeable to both COC and GMA. Additionally, under the GMA Agreement, GMA will be responsible to pay for all of its direct overhead, labor and expenses to operate its business from its share of GMA Net Sales or COC Net Sales payable as set forth in the GMA Agreement.

         Also in connection with the GMA Agreement and unless waived in writing by COC, as a condition to the effectiveness of the GMA Agreement, Mr. Ouk needs to remain affiliated with GMA and remain involved with GMA business operations. Moreover, COC agreed to employ Mr. Ouk as its Senior Vice President, whereby he shall be directly responsible for the online marketing and sales of the COC Products, as set forth in and subject to the terms and conditions of his Employment Agreement, as discussed below.

         The initial term of the GMA Agreement is for three years. The parties also agreed that the GMA Agreement would renew for successive terms of two years each unless, at least 30 days prior to the end of the initial term or the then-current renewal term, either party notifies the other of its intent to not renew.

         This description of the GMA Agreement is qualified in its entirety by reference to the GMA Agreement, attached to this Current Report as Exhibit 99.1 below. Any discrepancies between this description and the GMA Agreement should be resolved in favor of the GMA Agreement itself.

         Employment Agreement
         --------------------

         In connection with the GMA Agreement, COC entered into the Employment Agreement with Mr. Ouk, hiring Mr. Ouk as COC's Senior Vice President directly responsible for the online and web sales and marketing division of COC to perform those duties reasonably delegated by the Board of Directors of COC (the "Board") and all other reasonable duties consistent with such description. Mr. Ouk agreed to perform his obligations to COC pursuant to the Employment Agreement under the direction of COC; provided, however, that COC acknowledged that Mr. Ouk is also the CEO of Global Marketing Alliance, LLC and its group of companies ("GMA"), which is providing services to COC and generating and distributing to COC certain of GMA's revenues pursuant to the GMA Agreement, and Mr. Ouk agreed to allocate his time between the Company and GMA as determined in his sole reasonable discretion.

         The Employment Agreement, which was executed on April 16, 2007, was effective as of January 1, 2007, and runs through December 31, 2009, unless sooner terminated as provided in the Employment Agreement. The Employment Agreement will renew for successive terms of two (2) years each unless, at least 30 days prior to the end of the current term, any party notifies the other party of the intent not to renew.

         As compensation under the Employment Agreement, COC agreed to the following:

         (i) COC agreed to cause CirTran Corporation to issue to Mr. Ouk options (the "Options") to purchase a total of 3,000,000 shares of CirTran's common stock. The Options will be issued pursuant to a new CirTran Stock Plan, will be exercisable at $0.02 per share, and will expire five years after the date of grant. COC agreed that the Options will vest 100% on the date of grant, which shall be the date of the Employment Agreement.

         (ii) During the first week of each year beginning in 2008, Mr. Ouk will be granted additional options to purchase 3,000,000 shares of CirTran's common stock, as adjusted for subsequent stock splits and recapitalizations, with an exercise price equal to the fair market value of CirTran's common stock on the date of grant, and with terms determined in accordance with CirTran's Stock Option Plan by CirTtran's board of directors or the committee established pursuant to CirTran's Stock Option Plan.

         (iii) Mr. Ouk will receive 5% of the gross margin actually received by COC or CirTran from New Business, net of discounts and returns, as applicable (the "New Business Payments"). For purposes of the Employment Agreement, "New Business" means new business opportunities generated for COC or CirTran through the efforts or contacts of Mr. Ouk, such as product manufacturing agreements, product endorsement agreements and other opportunities agreed to by COC in writing. If Mr. Ouk has so requested in his notice of potential New Business, and subject to compliance with applicable securities laws, COC agreed to cause CirTran to provide up to 50% of the New Business Payments due to Mr. Ouk under the Employment Agreement to be payable in the form of restricted common stock of CirTran valued at the trading price of CirTran's common stock on its principal market.

         Under the Employment Agreement, Mr. Ouk covenanted and agreed that, for a period of two years after the Employment Agreement is terminated, he will not, directly or indirectly,

         (i) solicit, induce or hire away, or assist any third party in soliciting, diverting or hiring away, any employee of COC, whether or not the employee's employment is pursuant to a written agreement and whether or not such employment is for a specified term or is at will, or

         (ii) induce or attempt to induce any customer, supplier, dealer, lender, licensee, consultant or other business relation of COC to cease doing business with COC; provided, however, that this provision does not apply to customers of contracts assigned to COC under the GMA Agreement following the termination or expiration of the GMA Agreement.

         This description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, attached to this Current Report as Exhibit 99.2 below. Any discrepancies between this description and the Employment Agreement should be resolved in favor of the Employment Agreement itself.

Item 9.01.  Financial Statements and Exhibits.

         (d)      Exhibits.

                  99.1 Assignment and Exclusive Services Agreement, executed April 16, 2007.

                  99.2     Employment Agreement, executed April 16, 2007.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CirTran Corporation


Date: April 20, 2007                    By:  /s/ Iehab Hawatmeh
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                                                 Iehab J. Hawatmeh, President
















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